Ace Securities Corp. Home Equity Loan Trust Series 2006-SL2	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

Free Writing Prospectus
Ace Securities Corp

$501,540,000 (Approximate)
Home Equity Loan Trust Series 2006-SL2

Ace Securities Corp (Depositor)

March 16, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED March 15, 2006

Ace Securities Corp.

Home Equity Loan Trust, Series 2006-SL2

$501,540,000 (Approximate)

Subject to 10% variance

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M / F

Offered Certificates:
A	361,969,000	Float	0.97	1 - 28	0	ACT/360	Jan 2036	AAA / Aaa / AAA
M-1	30,926,000	Fixed	4.99	28 - 64	24	30/360	Jan 2036	AA+ / Aa1/ AA+
M-2A	10,000,000	Fixed	4.35	43 - 64	24	30/360	Jan 2036	AA / Aa2 / AA
M-2B	17,161,000	Float	4.35	43 - 64	0	ACT/360	Jan 2036	AA / Aa2 / AA
M-3	13,177,000	Float	4.01	40 - 64	0	ACT/360	Jan 2036	AA- / Aa3 /AA-
M-4	11,833,000	Float	3.90	38 - 64	0	ACT/360	Jan 2036	A+ / A1 / A+
M-5	12,639,000	Float	3.81	36 - 64	0	ACT/360	Jan 2036	A / A2 / A
M-6A	5,000,000	Fixed	3.75	34 - 64	24	30/360	Jan 2036	A- / A3 / A-
M-6B	7,102,000	Float	3.75	34 - 64	0	ACT/360	Jan 2036	A- / A3 / A-
M-7	11,833,000	Float	3.71	33 - 64	0	ACT/360	Jan 2036	BBB+ / Baa1 / BBB+
M-8	11,026,000	Float	3.68	32 - 64	0	ACT/360	Jan 2036	BBB / Baa2 / BBB
M-9A	4,000,000	Fixed	3.66	31 - 64	24	30/360	Jan 2036	BBB- / Baa3 / BBB-
M-9B	4,874,000	Float	3.66	31 - 64	0	ACT/360	Jan 2036	BBB- / Baa3 / BBB-
Total

Non-Offered Certificates:
B-1	9,412,000	Float	* Not Offered *

Total Certificates

Pricing Speed

Fixed-Rate Mortgage Loans	35% CPR

Transaction Overview
Offered Certificates:

The Class A Certificates (the “Senior Certificates” or “Class A Certificates”), the Mezzanine Certificates (consisting of the Class M-1, Class M-2A, Class M-2B (together with Class M-2A the “Class M-2 Certificates”), Class M-3, Class M-4, Class M-5, Class M-6A, Class M-6B (together with Class M-6A the “Class M-6 Certificates”), Class M-7, Class M-8, Class M-9A and Class M-9B Certificates (together with Class M-9A the “Class M-9 Certificates”)) and the Class B-1 Certificates (the “Subordinate Certificates”). The pass-through rate on the Class A Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate. The pass-through rates on the Class M-1, Class M-2A, Class M-6A and Class M-9A Certificates (the “Fixed Rate Certificates”) will be the lesser of (i) the applicable fixed rate and (ii) the Net WAC Pass-Through Rate. The pass-through rates on the Class M-2B, Class M-3, Class M-4, Class M-5, Class M-6B, Class M-7, Class M-8, Class M-9B and Class B-1 Certificates (together with the Class A Certificates, the “Floating Rate Certificates”) will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the Net WAC Pass-Through Rate.

Transaction Overview
Collateral:

As of the Cut-off Date, the Mortgage Loans will consist of approximately 8,808 fixed-rate second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $537,844,669 as of the Cut-off Date.

Class A Certificates:	Class A Certificates

Class M Certificates or Mezzanine Certificates:	Class M-1, Class M-2A, Class M-2B, Class M-3, Class M-4, Class M-5, Class M-6A, Class M-6B, Class M-7, Class M-8, Class M-9A and Class M-9B Certificates
Subordinate Certificates:	Class B-1 Certificates

Depositor:	Ace Securities Corp. (“Ace”)

Originators:	Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
Long Beach Mortgage	323,964,463	60.23
Fremont Investment & Loan	164,369,217	30.56
Other	49,510,988	9.21
Total	537,844,669	100.00

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicers:	Primary servicing will be provided by Ocwen Loan Servicing LLC (“Ocwen”).

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, National Association

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Cut-off Date:	March 1, 2006

Expected Pricing:	Week of March 13, 2006

Expected Closing Date:	On or about March 28, 2006

Record Date:

For so long as the Floating Rate Certificates are held in book-entry form, the Record Date for the Floating Rate Certificates will be the business day immediately preceding the related Distribution Date, and the Record Date for the Fixed Rate Certificates and any Floating Rate Certificates held in definitive form will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in April 2006.

Transaction Overview (Cont.)
Determination Date:

The Determination Date with respect to any Distribution Date is not later than the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:

The Prepayment Period with respect to any Distribution Date and the Mortgage Loans shall be the period from the 15th of the month immediately preceding the Distribution Date to the 14th of the month of the Distribution Date.

Interest Accrual Period:

Interest will initially accrue on the Floating Rate Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Floating Rate Certificates will initially settle flat (no accrued interest). Interest will accrue on the Fixed Rate Certificates for each Distribution Date during the period commencing on the first day of the month prior to the month in which the Distribution Date occurs and ending on the last day of the month immediately preceding the month in which such Distribution Date occurs on a 30/360 basis. The Fixed Rate Certificates will settle with accrued interest from the Cut-off Date to the Closing Date.

Interest Distribution Amount:

For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act.

Senior Interest Distribution Amount:

For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:

The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees (“Administration Fee Rate”) initially aggregate to a weighted average cost of approximately 0.5330% for the Mortgage Loans.

Compensating Interest:

The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee payable to the Servicer. If the Servicer fails to make such payments, the Master Servicer will be required to do so in an amount not to exceed the compensation payable to the Master Servicer.

Prepayment interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Expense Adjusted Mortgage Rate:

For any Mortgage Loan for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.

Transaction Overview (Cont.)
Optional Termination:

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. In the event that the Master Servicer fails to exercise such repurchase option on the first possible optional termination date, the Servicer may, subject to certain conditions set forth in the pooling and servicing agreement, exercise such repurchase option. In the event either the Master Servicer or the Servicer exercises this option, the portion of the purchase price allocable to the Certificates will be, to the extent of available funds, (i) 100% of the then outstanding certificate principal balance of the Certificates, plus (ii) one month’s interest on the then outstanding certificate principal balance of the Certificates at the then applicable pass–through rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.

Monthly Servicer Advances:

The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments but only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any); 3) Overcollateralization (“OC”); and 4) Subordination.

Transaction Overview (Cont.)
Allocation of Losses:

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates, third, to the Class B-1 Certificates, fourth, to the Class M-9A and Class M-9B Certificates, on a pro-rata basis, based on the Certificate Principal Balance of each such class, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6A and Class M-6B Certificates, on a pro-rata basis, based on the Certificate Principal Balance of each such class, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2A and Class M-2B Certificates, on a pro-rata basis, based on the Certificate Principal Balance of each such class, and twelfth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Class CE Certificates, the Subordinate Certificates and the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Subordinate Certificates and the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such distribution or from any Net Swap Payments payable by the Swap Provider available for this purpose.

A "Realized Loss" for a Liquidated Mortgage Loan is equal to the principal balance of such Liquidated Mortgage Loan plus interest thereon from the date on which interest was last paid less any liquidation proceeds received on such loan and for a Charged Off Mortgage Loan is equal to the principal balance of such Charged Off Mortgage Loan plus interest thereon from the date on which interest was last paid.

A "Liquidated Mortgage Loan" is a mortgage loan that was liquidated and for which the Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

A "Charged Off Mortgage Loan" is a defaulted Mortgage Loan that the Servicer is required to charge off once such loan becomes 180 days delinquent provided that such Mortgage Loan has not yet been liquidated and provided further, that the Servicer has determined, based on a broker's price opinion and other relevant considerations, that no significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property or that the potential net recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related mortgaged property.

Transaction Overview (Cont.)
Required Overcollateralization Amount:

Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates (other than the Class CE Certificates). This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates.

The Overcollateralization Amount for the Certificates will initially be 5.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and is anticipated to build to approximately 8.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Required Overcollateralization Amount”).

On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 17.60% of the ending aggregate principal balance of the Mortgage Loans as of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Overcollateralization Increase Amount:

An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:

An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:

Is the earlier of (i) the first Distribution Date following the Distribution Date which the Certificate Principal Balances of the Class A Certificates are reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in April 2009 and (y) the first Distribution Date on which the Class A Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 73.00%.

Transaction Overview (Cont.)

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class of certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Class	(S / M / F)	Initial CE %	Target CE %	CE % On/After Step Down Date
A	AAA / Aaa / AAA	32.70%	36.50%	73.00%
M-1	AA+ / Aa1 / AA+	26.95%	30.75%	61.50%
M-2	AA / Aa2 / AA	21.90%	25.70%	51.40%
M-3	AA- / Aa3 AA-	19.45%	23.25%	46.50%
M-4	A+ / A1 / A+	17.25%	21.05%	42.10%
M-5	A / A2 A	14.90%	18.70%	37.40%
M-6	A- / A3 / A-	12.65%	16.45%	32.90%
M-7	BBB+ / Baa1 / BBB+	10.45%	14.25%	28.50%
M-8	BBB / Baa2 / BBB	8.40%	12.20%	24.40%
M-9	BBB- / Baa3 / BBB-	6.75%	10.55%	21.10%
B-1	BB+ / Ba1 / BB+	5.00%	8.80%	17.60%

Net Monthly Excess Cashflow:

For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates and the Subordinate Certificates, the Interest Distribution Amount for such Distribution Date, (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date and (z) any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)), owed to the Swap Provider.

Net WAC Pass-Through Rate:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period with respect to the Floating Rate Certificates) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the Mortgage Loans for such Distribution Date and any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Transaction Overview (Cont.)
Net WAC Rate Carryover Amount:

If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-SL2 Certificates is limited by the Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin, in the case of a class of Floating Rate Certificates, or the related fixed rate, in the case of a class of Fixed Rate Certificates over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion of one month LIBOR plus the related margin, in the case of a class of Floating Rate Certificates, or the related fixed rate, in the case of a class of Fixed Rate Certificates for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $451,789,522. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.08]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders

Available Distribution Amount:

For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period..

Class A Principal Distribution Amount:

Until the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to build, restore or maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 73.00% Credit Enhancement Percentage (2x the Class A Target Credit Enhancement Percentage).

Transaction Overview (Cont.)

Class M Principal Distribution Amount:

The Mezzanine Certificates will generally not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 61.50% Credit Enhancement Percentage (2x the Class M-1 Target Credit Enhancement Percentage), second to the Class M-2 Certificates (on a pro rata basis between the Class M2A and Class M2B Certificates), until it reaches approximately a 51.40% Credit Enhancement Percentage (2x the Class M-2 Target Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 46.50% Credit Enhancement Percentage (2x the Class M-3 Target Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 42.10% Credit Enhancement Percentage (2x the Class M-4 Target Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 37.40% Credit Enhancement Percentage (2x the Class M-5 Target Credit Enhancement Percentage), sixth to the Class M-6 Certificates (on a pro rata basis between the Class M6A and Class M6B Certificates), until it reaches approximately a 32.90% Credit Enhancement Percentage (2x the Class M-6 Target Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 28.50% Credit Enhancement Percentage (2x the Class M-7 Target Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 24.40% Credit Enhancement Percentage (2x the Class M-8 Target Credit Enhancement Percentage), and ninth to the Class M-9 Certificates (on a pro rata basis between the Class M9A and Class M9B Certificates), until it reaches approximately a 21.10% Credit Enhancement Percentage (2x the Class M-9 Target Credit Enhancement Percentage.

Class B-1 Principal Distribution Amount:

The Class B-1 Certificates will generally not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Class B-1 Certificates until it reaches approximately a 17.60% of the Credit Enhancement Percentage (2x the Class B-1 Target Credit Enhancement Percentage).

If a Trigger Event is in effect, principal payments will be paid first to the Class A Certificates in the manner described under "Class A Principal Distribution Amount", then sequentially to the Mezzanine Certificates in their order of seniority, and then to the Class B-1 Certificates until the Certificate Principal Balance of each such class has been reduced to zero.

Coupon Step-up:

On the Distribution Date following the first possible optional termination date, the margin on the Floating Rate Certificates and the fixed rate applicable to the Fixed Rate Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
Fixed Rate M Certificates	+ 0.50%
Floating Rate M Certificates	The lesser of 1.5 x Margin and Margin plus 0.50%
B-1	The lesser of 1.5 x Margin and Margin plus 0.50%

Transaction Overview (Cont.)

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:

The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 9.00% of the Senior Credit Enhancement Percentage.

Cumulative Loss Test:

The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
April 2008 to March 2009	3.05%, plus 1/12th of 3.75% for each month thereafter
April 2009 to March 2010	6.80%, plus 1/12th of 3.45% for each month thereafter
April 2010 to March 2011	10.25%, plus 1/12th of 2.00% for each month thereafter
April 2011 to March 2012	12.25%, plus 1/12th of 0.75% for each month thereafter
April 2012 and thereafter	13.00%

Transaction Overview (Cont.)

Payment Priority:

I. On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.     To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.     (A) To pay interest to the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date

(B) To pay interest excluding any accrued unpaid interest from a prior Distribution Date (i) to the Class M1 Certificates, then (ii) to the Class M2A Certificates and the Class M2B Certificates on a pro rata basis based on the entitlement of each such class, then (iii) to the Class M3 Certificates, then (iv) to the Class M4 Certificates, then (v) to the Class M5 Certificates, then (vi) to the Class M6A Certificates and the Class M6B Certificates on a pro rata basis based on the entitlement of each such class, then (vii) to the Class M7 Certificates, then (viii) to the Class M8 Certificates, then (ix) to the Class M9A Certificates and the Class M9B Certificates on a pro rata basis based on the entitlement of each such class,

(C) To pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Subordinate Certificates.

3.     To pay principal to the Class A Certificates in accordance with the principal payment provisions described above under “Class A Principal Distribution Amount”.

4.     To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under “Class M Principal Distribution Amount”.

5.     To pay principal to the Subordinate Certificates in accordance with the principal payment provisions described above under “Class B-1 Principal Distribution Amount”.

6.     From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to build, restore or maintain the Required Overcollateralization Amount.

7.     From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, in the same priority as 2(B) above.

8.     From excess interest, if any, to pay the Interest Carry Forward Amounts on the Subordinate Certificates.

9.     From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, in the same priority as 2(B) above.

10.   From excess interest, if any, to pay the allocated Realized Losses on the Subordinate Certificates.

11.   From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates, the Mezzanine Certificates and the Subordinate Certificates in the same order of priority as described in 2 above.

12.   From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

13.   To pay any remaining amount to the non-offered certificates identified in, and in accordance with the provisions of, the Pooling and Servicing Agreement.

II. Any amounts on deposit to the Supplemental Interest Trust and not required to be paid to the Swap Provider will be paid as follows:

1.     To pay any unpaid interest, including any accrued unpaid interest from a prior Distribution Date, to the Class A Certificates, Mezzanine Certificates and Subordinate Certificates in the same order of priority as described in I. 2 above.

2.     To pay the Net WAC Rate Carryover Amount on the Class A Certificates, Mezzanine Certificates and Subordinate Certificates remaining unpaid in the same order of priority as described in I. 2 above.

3.     To pay any principal to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to restore or maintain (but not to build) the Required Overcollateralization Amount*.

4.     To pay any allocated Realized Losses* remaining unpaid first on the Mezzanine Certificates, in the order of priority described in I.2 above and then on the Subordinate Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the mortgage loans from and after the Cut-Off Date.

Transaction Overview (Cont.)

ERISA:

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation – REMIC:

One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
4/25/2006	451,789,522	3/25/2010	23,821,991
5/25/2006	424,419,112	4/25/2010	22,373,158
6/25/2006	398,705,171	5/25/2010	21,012,298
7/25/2006	374,547,536	6/25/2010	19,734,080
8/25/2006	351,852,095	7/25/2010	18,533,489
9/25/2006	330,530,424	8/25/2010	17,405,820
10/25/2006	310,499,443	9/25/2010	16,346,648
11/25/2006	291,681,091	10/25/2010	15,351,819
12/25/2006	274,002,026	11/25/2010	14,417,430
1/25/2007	257,393,336	12/25/2010	13,539,815
2/25/2007	241,790,277	1/25/2011	12,715,528
3/25/2007	227,132,015	2/25/2011	11,941,334
4/25/2007	213,361,397	3/25/2011	11,214,193
5/25/2007	200,424,721	4/25/2011	10,531,251
6/25/2007	188,271,532	5/25/2011	9,889,823
7/25/2007	176,854,427	6/25/2011	9,287,392
8/25/2007	166,128,867
9/25/2007	156,053,005
10/25/2007	146,587,526
11/25/2007	137,695,492
12/25/2007	129,342,196
1/25/2008	121,495,032
2/25/2008	114,123,365
3/25/2008	107,198,413
4/25/2008	100,693,134
5/25/2008	94,582,122
6/25/2008	88,841,507
7/25/2008	83,448,863
8/25/2008	78,383,122
9/25/2008	73,624,488
10/25/2008	69,154,364
11/25/2008	64,955,278
12/25/2008	61,010,815
1/25/2009	57,305,553
2/25/2009	53,825,003
3/25/2009	50,555,554
4/25/2009	47,484,417
5/25/2009	44,599,577
6/25/2009	41,889,748
7/25/2009	39,344,325
8/25/2009	36,953,346
9/25/2009	34,707,451
10/25/2009	32,597,849
11/25/2009	30,616,279
12/25/2009	28,754,981
1/25/2010	27,006,664
2/25/2010	25,364,478

Sensitivity Table

To 10% Call

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A	Avg Life	16.22	2.34	0.97	0.72	0.55
	First Payment Date	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06
	Last Payment Date	Nov-34	Feb-16	Jul-08	Dec-07	Jul-07

M-1	Avg Life	26.40	6.48	4.99	3.19	2.28
	First Payment Date	Aug-28	Apr-09	Jul-08	Dec-07	Jul-07
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-2A	Avg Life	26.40	6.48	4.35	3.37	2.62
	First Payment Date	Aug-28	Apr-09	Oct-09	Jan-09	May-08
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-2B	Avg Life	26.40	6.48	4.35	3.37	2.62
	First Payment Date	Aug-28	Apr-09	Oct-09	Jan-09	May-08
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-3	Avg Life	26.40	6.48	4.01	3.02	2.32
	First Payment Date	Aug-28	Apr-09	Jul-09	Oct-08	Mar-08
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-4	Avg Life	26.40	6.48	3.90	2.91	2.23
	First Payment Date	Aug-28	Apr-09	May-09	Aug-08	Feb-08
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-5	Avg Life	26.40	6.48	3.81	2.83	2.16
	First Payment Date	Aug-28	Apr-09	Mar-09	Jul-08	Dec-07
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

Sensitivity Table

To 10% Call (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-6A	Avg Life	26.40	6.48	3.75	2.77	2.12
	First Payment Date	Aug-28	Apr-09	Jan-09	May-08	Nov-07
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-6B	Avg Life	26.40	6.48	3.75	2.77	2.12
	First Payment Date	Aug-28	Apr-09	Jan-09	May-08	Nov-07
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-7	Avg Life	26.40	6.48	3.71	2.73	2.08
	First Payment Date	Aug-28	Apr-09	Dec-08	Apr-08	Nov-07
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-8	Avg Life	26.40	6.48	3.68	2.70	2.05
	First Payment Date	Aug-28	Apr-09	Nov-08	Apr-08	Oct-07
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-9A	Avg Life	26.40	6.48	3.66	2.67	2.04
	First Payment Date	Aug-28	Apr-09	Oct-08	Mar-08	Sep-07
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

M-9B	Avg Life	26.40	6.48	3.66	2.67	2.04
	First Payment Date	Aug-28	Apr-09	Oct-08	Mar-08	Sep-07
	Last Payment Date	Nov-34	Feb-16	Jul-11	Jan-10	Feb-09

Sensitivity Table

To Maturity

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A	Avg Life	16.24	2.49	0.97	0.72	0.55
	First Payment Date	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06
	Last Payment Date	Nov-35	May-27	Jul-08	Dec-07	Jul-07

M-1	Avg Life	26.51	7.20	6.38	4.24	3.04
	First Payment Date	Aug-28	Apr-09	Jul-08	Dec-07	Jul-07
	Last Payment Date	Nov-35	Apr-26	Mar-18	Dec-14	Oct-12

M-2A	Avg Life	26.50	7.19	4.75	3.67	2.85
	First Payment Date	Aug-28	Apr-09	Oct-09	Jan-09	May-08
	Last Payment Date	Oct-35	Aug-25	Feb-17	Mar-14	Mar-12

M-2B	Avg Life	26.50	7.19	4.75	3.67	2.85
	First Payment Date	Aug-28	Apr-09	Oct-09	Jan-09	May-08
	Last Payment Date	Oct-35	Aug-25	Feb-17	Mar-14	Mar-12

M-3	Avg Life	26.50	7.18	4.41	3.32	2.54
	First Payment Date	Aug-28	Apr-09	Jul-09	Oct-08	Mar-08
	Last Payment Date	Oct-35	Dec-24	Sep-16	Nov-13	Dec-11

M-4	Avg Life	26.50	7.17	4.29	3.20	2.45
	First Payment Date	Aug-28	Apr-09	May-09	Aug-08	Feb-08
	Last Payment Date	Oct-35	Aug-24	Jul-16	Sep-13	Nov-11

M-5	Avg Life	26.50	7.16	4.20	3.13	2.38
	First Payment Date	Aug-28	Apr-09	Mar-09	Jul-08	Dec-07
	Last Payment Date	Oct-35	Mar-24	Apr-16	Jul-13	Sep-11

Sensitivity Table

To Maturity (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-6A	Avg Life	26.50	7.15	4.13	3.06	2.33
	First Payment Date	Aug-28	Apr-09	Jan-09	May-08	Nov-07
	Last Payment Date	Oct-35	Oct-23	Jan-16	May-13	Aug-11

M-6B	Avg Life	26.50	7.15	4.13	3.06	2.33
	First Payment Date	Aug-28	Apr-09	Jan-09	May-08	Nov-07
	Last Payment Date	Oct-35	Oct-23	Jan-16	May-13	Aug-11

M-7	Avg Life	26.50	7.13	4.08	3.01	2.29
	First Payment Date	Aug-28	Apr-09	Dec-08	Apr-08	Nov-07
	Last Payment Date	Oct-35	Apr-23	Oct-15	Feb-13	Jun-11

M-8	Avg Life	26.50	7.11	4.03	2.97	2.25
	First Payment Date	Aug-28	Apr-09	Nov-08	Apr-08	Oct-07
	Last Payment Date	Sep-35	Oct-22	Jun-15	Dec-12	Apr-11

M-9A	Avg Life	26.50	7.09	4.00	2.93	2.24
	First Payment Date	Aug-28	Apr-09	Oct-08	Mar-08	Sep-07
	Last Payment Date	Sep-35	Feb-22	Jan-15	Sep-12	Jan-11

M-9B	Avg Life	26.50	7.09	4.00	2.93	2.24
	First Payment Date	Aug-28	Apr-09	Oct-08	Mar-08	Sep-07
	Last Payment Date	Sep-35	Feb-22	Jan-15	Sep-12	Jan-11

Net WAC Schedule*			Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	4/25/2006	23.395	46	1/25/2010	13.580
2	5/25/2006	22.205	47	2/25/2010	13.480
3	6/25/2006	21.698	48	3/25/2010	14.288
4	7/25/2006	21.583	49	4/25/2010	13.286
5	8/25/2006	21.086	50	5/25/2010	13.477
6	9/25/2006	20.791	51	6/25/2010	13.102
7	10/25/2006	20.709	52	7/25/2010	13.299
8	11/25/2006	20.225	53	8/25/2010	12.927
9	12/25/2006	20.163	54	9/25/2010	12.843
10	1/25/2007	19.687	55	10/25/2010	13.050
11	2/25/2007	19.429	56	11/25/2010	12.681
12	3/25/2007	19.882	57	12/25/2010	12.894
13	4/25/2007	18.932	58	1/25/2011	12.528
14	5/25/2007	18.918	59	2/25/2011	12.454
15	6/25/2007	18.460	60	3/25/2011	13.324
16	7/25/2007	18.463	61	4/25/2011	12.313
17	8/25/2007	18.013	62	5/25/2011	12.539
18	9/25/2007	17.798	63	6/25/2011	12.178
19	10/25/2007	17.824	64	7/25/2011	9.994
20	11/25/2007	17.384
21	12/25/2007	17.426
22	1/25/2008	16.991
23	2/25/2008	16.802
24	3/25/2008	17.129
25	4/25/2008	16.439
26	5/25/2008	16.515
27	6/25/2008	16.094
28	7/25/2008	16.183
29	8/25/2008	15.767
30	9/25/2008	15.610
31	10/25/2008	15.716
32	11/25/2008	15.308
33	12/25/2008	15.425
34	1/25/2009	15.020
35	2/25/2009	14.882
36	3/25/2009	15.607
37	4/25/2009	14.617
38	5/25/2009	14.760
39	6/25/2009	14.365
40	7/25/2009	14.517
41	8/25/2009	14.126
42	9/25/2009	14.011				*CPR: 35%
43	10/25/2009	14.176	*Net WAC Cap is ACT/360 day count
44	11/25/2009	13.790	*1 Month Libor: 20%
45	12/25/2009	13.963	*Includes Net Swap Payments received from the Swap Provider

Excess Spread

(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	522	4.7509	522	45	503	5.0557	497
2	479	5.0040	479	46	498	5.0557	493
3	480	5.0361	479	47	498	5.0751	492
4	485	5.1069	483	48	510	5.0905	505
5	485	5.1168	483	49	497	5.0907	491
6	488	5.1298	485	50	501	5.0917	495
7	493	5.1719	490	51	496	5.0924	490
8	494	5.1323	490	52	500	5.0929	494
9	499	5.1128	496	53	495	5.0941	489
10	500	5.1381	496	54	495	5.0933	489
11	503	5.0589	499	55	498	5.0943	493
12	515	5.0093	512	56	494	5.0941	488
13	508	5.0046	505	57	498	5.0941	492
14	512	5.0004	509	58	494	5.0941	488
15	510	4.9955	507	59	494	5.0824	488
16	515	4.9919	512	60	507	5.0771	502
17	513	4.9863	510	61	495	5.0760	488
18	514	4.9817	511	62	499	5.0762	493
19	519	4.9776	516	63	495	5.0742	488
20	517	4.9721	514	64	505	5.0737	493
21	522	4.9683	519
22	520	4.9631	517
23	521	4.9838	518
24	530	4.9981	527
25	525	4.9966	522
26	530	4.9943	527
27	528	4.9921	525
28	533	4.9905	531
29	533	4.9884	530
30	516	4.9865	513
31	503	4.9842	499
32	496	4.9818	492
33	504	4.9794	500
34	501	4.9770	497
35	502	5.0171	497
36	517	5.0518	512
37	503	5.0517	497
38	507	5.0528	501
39	502	5.0539	496
40	506	5.0542	500
41	501	5.0546	495
42	500	5.0551	494
43	504	5.0557	498
44	499	5.0563	493

*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied plus accrued interest
- 10% cleanup call is exercised
- Forward Curves
- 100% Severity
- Interest & Principal advancing
- 3 month recovery lag

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	22.86	33.39
M-2	18.62	28.72
M-3	16.76	26.44
M-4	15.07	24.43
M-5	13.44	22.25
M-6	11.87	20.18
M-7	10.45	18.11
M-8	9.18	16.20
M-9	8.17	14.73

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY – AGGREGATE POOL
Number of Mortgage Loans:	8,808	Purpose:
Aggregate Principal Balance:	$537,844,669	Purchase:	86.75%
Conforming Balance:	$532,353,620	Refinance-Cashout	12.54%
Average Principal Balance:	$61,063	Refinance-Rate Term	0.71%
Range:	$6,479 - $398,866	Occupancy Status:
W.A. Coupon:	10.528%	Primary:	98.77%
Range:	6.625% - 14.250%	Investment:	0.90%
W.A. Remaining Term (Months):	336	Second Home:	0.33%
Range (Months):	53 – 357	Documentation Status:
W.A. Seasoning (Months):	4	Full:	42.63%
Latest Maturity Date:	December 1, 2035	Stated:	53.31%
State Concentration (Top 5):		Limited:	3.37%
California:	44.37%	None:	0.69%
Florida:	7.78%	Non-Zero W.A. Prepayment Penalty (Months):	25
New York:	5.56%	Loans with Prepay Penalties:	57.75%
Illinois:	5.53%	Interest Only Loans:	0.00%
Maryland:	3.83%	Non-Zero W.A. FICO Score:	656
W.A. Original Combined LTV:	99.41%	Property Type:
Range:	63.88% - 100.00%	Single Family:	72.53%
Second Liens:	100.00%	PUD:	10.43%
Non-Balloon Loans:	91.27%	2-4 Family:	8.13%
Originators:		Condo:	8.79%
Long Beach:	60.23%	Townhouse	0.13%
Fremont Investment & Loan:	30.56%
Other:	9.21%

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Long Beach	5,532	323,964,463	60.23	10.781	654	99.70
Fremont	2,653	164,369,217	30.56	10.218	650	99.54
Other	623	49,510,988	9.21	9.907	688	97.02
Total:	8,808	537,844,669	100.00	10.528	656	99.41

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 5 Year	10	121,409	0.02	11.864	631	95.00
Fixed - 10 Year	132	2,459,668	0.46	11.378	615	97.24
Fixed - 15 Year	307	7,739,439	1.44	10.785	629	98.41
Fixed - 20 Year	43	1,696,126	0.32	10.686	632	99.60
Fixed - 30 Year	7,733	478,869,311	89.03	10.581	653	99.67
Balloon - 15/30	583	46,958,715	8.73	9.897	689	97.06
Total:	8,808	537,844,669	100.00	10.528	656	99.41

Principal Balance at Origination
Principal Balance at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	4,244	132,974,908	24.72	10.675	637	99.26
50,000.01 - 100,000.00	3,201	227,997,939	42.39	10.599	656	99.59
100,000.01 - 150,000.00	1,143	137,146,028	25.50	10.409	667	99.62
150,000.01 - 200,000.00	202	34,028,437	6.33	10.247	675	99.23
200,000.01 - 250,000.00	4	906,148	0.17	8.712	694	95.40
250,000.01 - 300,000.00	1	253,595	0.05	8.250	716	90.00
300,000.01 - 350,000.00	6	1,979,857	0.37	8.590	729	90.17
350,000.01 - 400,000.00	7	2,557,757	0.48	9.151	698	90.91
Total:	8,808	537,844,669	100.00	10.528	656	99.41

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	4,250	133,194,027	24.76	10.676	637	99.26
50,000.01 - 100,000.00	3,198	227,965,862	42.39	10.597	656	99.59
100,000.01 - 150,000.00	1,143	137,334,844	25.53	10.407	667	99.62
150,000.01 - 200,000.00	199	33,652,578	6.26	10.256	675	99.22
200,000.01 - 250,000.00	4	906,148	0.17	8.712	694	95.40
250,000.01 - 300,000.00	1	253,595	0.05	8.250	716	90.00
300,000.01 - 350,000.00	6	1,979,857	0.37	8.590	729	90.17
350,000.01 - 400,000.00	7	2,557,757	0.48	9.151	698	90.91
Total:	8,808	537,844,669	100.00	10.528	656	99.41

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1 - 60	10	121,409	0.02	11.864	631	95.00
61 - 120	132	2,459,668	0.46	11.378	615	97.24
121 - 180	890	54,698,154	10.17	10.023	680	97.25
181 - 240	43	1,696,126	0.32	10.686	632	99.60
301 - 360	7,733	478,869,311	89.03	10.581	653	99.67
Total:	8,808	537,844,669	100.00	10.528	656	99.41

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.500 - 6.999	4	240,977	0.04	6.743	712	85.19
7.000 - 7.499	9	1,106,590	0.21	7.125	739	89.96
7.500 - 7.999	11	1,562,696	0.29	7.632	724	87.38
8.000 - 8.499	56	4,382,681	0.81	8.205	696	95.00
8.500 - 8.999	304	22,262,076	4.14	8.804	693	98.25
9.000 - 9.499	948	64,025,350	11.90	9.200	690	99.51
9.500 - 9.999	1,229	66,170,910	12.30	9.857	666	99.31
10.000 - 10.499	1,447	101,145,758	18.81	10.256	687	99.69
10.500 - 10.999	1,339	83,503,641	15.53	10.686	644	99.70
11.000 - 11.499	1,702	100,915,094	18.76	11.238	630	99.57
11.500 - 11.999	1,441	76,639,289	14.25	11.816	613	99.60
12.000 - 12.499	195	10,474,334	1.95	12.253	627	99.11
12.500 - 12.999	85	3,874,308	0.72	12.758	642	98.84
13.000 - 13.499	17	766,765	0.14	13.160	684	97.43
13.500 - 13.999	17	579,364	0.11	13.605	656	98.87
14.000 - 14.499	4	194,837	0.04	14.031	633	99.47
Total:	8,808	537,844,669	100.00	10.528	656	99.41

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
60.01 - 65.00	2	124,740	0.02	8.500	648	64.13
65.01 - 70.00	1	61,917	0.01	11.350	773	67.80
70.01 - 75.00	1	25,936	0.00	8.500	634	73.45
75.01 - 80.00	9	1,071,189	0.20	8.037	682	79.18
80.01 - 85.00	20	1,539,709	0.29	8.390	689	83.85
85.01 - 90.00	206	11,885,595	2.21	9.812	673	89.58
90.01 - 95.00	497	22,723,897	4.22	10.560	656	94.60
95.01 - 100.00	8,072	500,411,686	93.04	10.556	655	99.96
Total:	8,808	537,844,669	100.00	10.528	656	99.41

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	3	95,092	0.02	11.950	510	100.00
525 - 549	4	125,770	0.02	11.428	541	100.00
550 - 574	110	2,630,926	0.49	11.745	565	97.32
575 - 599	1,381	56,958,096	10.59	11.498	586	99.68
600 - 624	1,560	83,730,351	15.57	11.033	614	99.51
625 - 649	1,911	120,164,456	22.34	10.911	637	99.46
650 - 674	1,523	101,844,611	18.94	10.219	661	99.45
675 - 699	1,033	73,450,959	13.66	9.936	686	99.36
700 - 724	657	49,631,711	9.23	9.820	711	99.41
725 - 749	344	27,410,037	5.10	9.743	736	98.90
750 - 774	194	15,360,504	2.86	9.807	761	99.00
775 - 799	80	5,921,676	1.10	9.872	783	98.63
800 - 824	8	520,480	0.10	10.237	805	98.89
Total:	8,808	537,844,669	100.00	10.528	656	99.41

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	2,615	238,640,270	44.37	10.482	665	99.33
Florida	816	41,827,418	7.78	10.583	651	99.46
New York	348	29,930,028	5.56	10.412	668	99.17
Illinois	648	29,718,253	5.53	10.659	654	99.61
Maryland	340	20,588,814	3.83	10.477	652	99.60
New Jersey	292	19,188,834	3.57	10.601	659	99.18
Texas	627	18,042,207	3.35	9.959	626	99.77
Virginia	225	16,569,289	3.08	10.669	655	99.61
Washington	325	16,246,145	3.02	10.648	645	99.57
Georgia	326	11,362,642	2.11	10.804	628	99.43
Nevada	191	11,290,733	2.10	10.345	669	98.79
Massachusetts	162	10,259,543	1.91	10.582	652	99.78
Colorado	213	9,329,623	1.73	10.594	631	99.15
Oregon	178	7,554,605	1.40	10.793	642	99.74
Arizona	132	6,475,374	1.20	10.747	658	99.64
Connecticut	93	4,710,123	0.88	10.672	640	99.69
Minnesota	103	4,544,162	0.84	10.045	643	99.19
Hawaii	49	4,040,315	0.75	10.120	665	98.79
Michigan	131	3,956,723	0.74	10.684	635	99.69
North Carolina	132	3,583,767	0.67	11.131	616	99.58
Pennsylvania	101	3,345,214	0.62	10.809	636	99.46
Utah	83	3,337,733	0.62	10.835	637	99.42
Alaska	49	2,626,747	0.49	10.996	635	99.78
Tennessee	78	2,283,802	0.42	10.459	621	99.97
Wisconsin	65	1,936,531	0.36	10.783	635	99.34
Missouri	59	1,752,634	0.33	11.158	621	99.49
District of Columbia	21	1,396,679	0.26	10.271	657	99.57
New Hampshire	28	1,369,659	0.25	10.930	628	99.27
Rhode Island	25	1,352,461	0.25	10.571	648	99.67
South Carolina	43	1,233,077	0.23	10.951	622	99.72

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Indiana	41	1,152,285	0.21	11.029	632	99.77
Ohio	30	872,958	0.16	10.642	621	99.71
Oklahoma	33	808,892	0.15	11.277	608	100.00
Alabama	24	760,057	0.14	11.282	614	100.00
Nebraska	34	716,080	0.13	11.000	620	99.12
New Mexico	19	694,493	0.13	10.730	624	99.55
Louisiana	23	657,115	0.12	11.048	632	100.00
Delaware	13	629,778	0.12	10.740	639	99.71
Idaho	19	625,925	0.12	10.769	640	98.98
Montana	9	507,285	0.09	10.058	666	100.00
Kentucky	16	404,744	0.08	11.226	604	99.59
West Virginia	9	341,265	0.06	11.114	620	99.84
Iowa	13	284,083	0.05	10.942	614	100.00
Kansas	6	246,827	0.05	10.232	648	100.00
Maine	8	235,628	0.04	10.879	623	98.94
South Dakota	6	173,462	0.03	11.202	616	100.00
Wyoming	4	160,877	0.03	10.263	646	100.00
Arkansas	3	79,508	0.01	9.421	686	100.00
Total:	8,808	537,844,669	100.00	10.528	656	99.41

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	8,660	531,207,610	98.77	10.525	655	99.47
Investment	109	4,846,177	0.90	11.340	707	94.53
Second Home	39	1,790,881	0.33	9.300	729	94.33
Total:	8,808	537,844,669	100.00	10.528	656	99.41

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	3,944	286,717,990	53.31	10.651	673	99.45
Full Documentation	4,505	229,298,109	42.63	10.354	636	99.40
Limited Documentation	308	18,142,049	3.37	10.792	631	99.47
No Documentation	51	3,686,521	0.69	10.533	696	96.22
Total:	8,808	537,844,669	100.00	10.528	656	99.41

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	7,604	466,571,584	86.75	10.545	658	99.66
Refinance - Cashout	1,126	67,431,768	12.54	10.436	644	97.95
Refinance - Rate Term	78	3,841,317	0.71	10.148	651	94.63
Total:	8,808	537,844,669	100.00	10.528	656	99.41

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	6,446	390,100,988	72.53	10.528	654	99.48
PUD	935	56,071,077	10.43	10.529	654	99.09
Condo	845	47,257,089	8.79	10.500	658	99.43
2-4 Family	567	43,737,112	8.13	10.564	669	99.16
Townhouse	15	678,403	0.13	10.468	668	98.19
Total:	8,808	537,844,669	100.00	10.528	656	99.41

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	4,422	227,222,210	42.25	10.577	654	99.36
6	33	4,308,328	0.80	9.139	693	91.91
12	335	28,434,464	5.29	10.648	661	99.06
24	3,314	229,644,150	42.70	10.527	656	99.65
36	701	47,857,361	8.90	10.366	658	99.33
60	3	378,155	0.07	9.526	680	100.00
Total:	8,808	537,844,669	100.00	10.528	656	99.41

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Ryan Stark	212-250-8473
Randal Johnson	212-250-0864

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507
Sudibyo Pradono	212-250-4777

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978